Exhibit 10.2

LICENSE AGREEMENT AMENDMENT

Inasmuch as NewLink Genetics Corporation of Ames, Iowa, and the Georgia Health Sciences University Research Institute (GHSURI, previously Medical College of Georgia Research Institute (MCGRI)) of Augusta, Georgia, have a valid and existing License Agreement related to the use of Indoleamine-2,3-Dioxygenase and its Inhibitors in Immuno-regulation (MCG case# 007-98, 011-98, 011-02, 003-03, 009-03, 005-06, 032-05, 023-07) dated September 13, 2005;

and

Inasmuch as the parties agree that the License Agreement contains a provision (Section 4.1) for the acquisition of new, related Improvement Technologies by NewLink arising at GHSURI after the Agreement was signed.

It is Agreed that the parties amend Section 4.1 to include additional language immediately following the original language of Section 4.1 with regard to patents co-owned by NewLink and GHSURI as such:

“In the event that Improvement Technologies are created after the signing of this Agreement and the patent on such Improvement Technology is co-owned by LICENSEE and GHSURI, there shall be a one-time License Fee of Ten Thousand Dollars ($10,000) per technology, upon payment of which the new technology is considered part of this Agreement.”

and

Inasmuch as NewLink has reviewed a new Improvement Technology (NLG case#NLG-49, MCG case# 2013-042: Combination enzymatic IDO inhibitors with 1-methyl-D-tryptophan, Provisional applications: US 61/809,125 and US 61/812065, Inventors: Mario Mautino, Nicholas Vahanian, Charles Link, David Munn, Andrew Mellor and Madhav Sharma), and wishes to exercise its option to incorporate this co-owned technology into the existing License Agreement technology portfolio under its standard royalty terms and use conditions,

It is Agreed:

That the parties amend the License Agreement relative to its Exhibit A, such that MCG case#2013-042 is to be included in the technology portfolio for development and commercialization by NewLink, effective the date that the License Fee of $10,000 is received at GHSURI.

This present amendment shall hereby be considered part of the original License Agreement and is hereto agreed by representatives of both parties signing below.

GEORGIA HEALTH SCIENCES UNIVERSITY            NEWLINK GENETICS
RESEARCH INSTITUTE

By:__/s/ Sarah White_______________                BY:__/s/ Nicholas Vahanian______________
Name:    Sarah White                        Name:     Nicholas Vahanian
Title:    Executive Director                    Title:    President

Date:__7/12/13_______                        Date:__7/3/2013_______